Exhibit 99.5                      PRO FORMA FINANCIAL INFORMATION

BIOZONE PHARMACEUTICALS, INC.
INTRODUCTION TO PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(Unaudited)

The following unaudited pro forma condensed combined financial statements give effect to the merger between BioZone Pharmaceuticals, Inc. (“BioZone Pharma”) and BioZone Laboratories, Inc. (“BioZone Labs”), Equalan Pharma, LLC (“Equalan”), Equachem LLC (“Equachem”) and BetaZone, LLC (“BetaZone”) (all of which collectively are referred to as “the BioZone Group”), and the issuance by BioZone Pharma prior to June 30, 2011 of convertible notes payable.

On June 30, 2011, BioZone Pharma entered into (i) stock purchase agreements with the shareholders of BioZone  Labs pursuant to which BioZone Pharma purchased 100% of the outstanding common stock of BioZone Labs; (ii) LLC Membership Interest Purchase Agreements with the members of Equalan and Equachem pursuant to which BioZone Pharma purchased 100% of the outstanding membership interests of Equalan and Equachem; and (iii) LLC Membership Interest Purchase Agreements with certain members of BetaZone pursuant to which BioZone Pharma purchased 45% of the outstanding membership interests of BetaZone. As a result of these transactions, the former owners of the BioZone Group became the controlling stockholders of BioZone Pharma.  Accordingly, the merger has been accounted for as a reverse merger. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below and in the notes to the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of December 31, 2010 combines the balance sheets of BioZone Pharma and the BioZone Group and gives pro forma effect to (i) BioZone Pharma’s issuance of convertible  notes as if the notes were issued in connection with the merger and (ii) the reverse merger between BioZone Pharma and the BioZone Group, in which the Biozone Group is deemed to be the acquiring entity for accounting purposes, as if the reverse merger had been completed as of December 31, 2010. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 combines the statement of operations of BioZone Pharma and the BioZone Group and gives pro forma effect to these transactions as if they were completed on January 1, 2010.

The amounts shown for BioZone Pharma have been derived from the historical financial statements, which have been retroactively adjusted to give effect to a forward stock split of 10 to 1, and the elimination of historical operations that are not being continued with the combined entity following the merger.

Biozone Pharmacueticals, Inc
Proforma Balance Sheet
December 31, 2010

ASSETS	Biozone Pharmaceuticals	Biozone Laboratories	Equalan Pharma	Equachem	Proforma Adjustments		Proforma

Current Assets:
Cash and cash equivalents	$22,778	$117,121	$53,042	$58,532	$2,099,636	(4)	$2,351,109
Accounts receivable		1,620,493	438,804	485,626	(1,199,587	) (2)	1,345,336
Inventories		2,191,539	238,904	73,156			2,503,599
Other Current Assets		41,450	1,832				43,282
Total current assets	22,778	3,970,603	732,582	617,314	900,049		6,243,326

Property and Equipment, net	5,260	3,256,873					3,262,133
Note receivable - related party		52,077					52,077
Deferred financing costs, net		11,648	23,714		150,364	(4)	185,726
Investment in Real Property	61,335						61,335
Total Assets	$89,373	$7,291,201	$756,296	$617,314	$1,050,413		$9,804,597

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Note payable - bank		2,039,055	231,904				2,270,959
Accounts payable and accrued liabilities	$82,443	$1,436,288	$469,628	$405,268	$(1,199,587	) (2)	1,194,040
Deferred income taxes		$98,751					98,751
Notes payable - shareholder		$1,102,926					1,102,926
Convertible notes payable					$2,250,000	(4)	2,250,000
Current portion of long term debt		277,299					277,299
Total current liabilities	82,443	4,954,319	701,532	405,268	1,050,413		7,193,975

Long term debt		3,275,977					3,275,977

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock	37,700	184,000			(154,671	) (1)	67,029
Additional paid-in capital	177,100				(53,199	) (1)	123,901
Accumulated deficit	(204,335)	(1,123,095)	54,764	212,046	204,335	(1)	(856,285)
Total stockholders' equity	10,465	(939,095)	54,764	212,046	(3,535)		2,610,622
Non-Controlling interest	(3,535)				(3,535)		-
Stockholders Equity	6,930	(939,095)	54,764	212,046	-		2,610,622

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$89,373	$7,291,201	$756,296	$617,314	$1,050,413		$9,804,597

Biozone Pharmacueticals, Inc
Proforma Statement of Operations
Year Ended December 31, 2010

	Biozone Pharmaceuticals	Biozone Laboratories	Equalan Pharma	Equachem	Proforma Adjustments		Proforma

Revenue	$-	$13,354,712	$852,465	$387,533	(418,000	) (2)	$14,176,710

Operating Expenses
Cost of Sales	-	7,676,217	326,348	50,067	(418,000	) (2)	7,634,632
Selling geneal and administrative		5,403,006	347,600	217,756			5,968,362
Depreciation and amortization expense		446,960					446,960
Research and development expenses		212,042					212,042
Interest expense		403,555	28,803				432,358
Equity earnings in non-consolidated subsidiary					55,305	(3)	55,305
Income tax benefit		(95,945)					(95,945)
	-	14,045,835	702,751	267,823	(362,695)		14,653,714

Loss from Continuing Operations	-	(691,123)	149,714	119,710	(55,305)		(477,004)

Loss from discontinued operations	(49,410)				49,410	(5)	-

Net Loss	(49,410)	(691,123)	149,714	119,710	(5,895)		(477,004)

Add: Net loss attributable to noncontrolling interest	932				(932	) (5)	-

Net loss attributable to the Company	(48,478)	(691,123)	149,714	119,710	(6,827)		(477,004)

Net loss per common share - basic and diluted	(0.00)						(0.01)

Weighted average of common shares - basic and diluted	37,698,000						67,029,396

BioZone Pharmaceuticals, Inc.
Notes to Unaudited Pro-Forma Balance Sheet and Statement of Operations as of and for the year ending December 31, 2010

(1)	Represents the effect of the reverse merger on Stockholders’ Equity (Deficit).

(2)	Represents the elimination of intercompany balances and transactions.

(3)	Represents the 45% earnings of BetaZone, recorded under the equity method of accounting.

(4)
Represents the issuance on March 29, 2011 of 10% secured convertible promissory notes in the amount of $2,250,000 which mature on the earlier of September 29, 2011 or the closing date of a proposed financing transaction.

(5)	Represents the elimination of operations of BioZone Pharma which have been characterized as discontinued operations because they are not being continued in the combined entity following the merger.